RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page
Independent Accountants’ Report	2

Financial Statements

Consolidated Balance Sheets at September 30, 2012 (unaudited) and December 31, 2011	3

Consolidated Statements of Operations for the period from March 11, 2011 (inception) through December 31, 2011, for the nine months ended September 30, 2012 (unaudited), for the period from March 11, 2011 (inception) through September 30, 2011 (unaudited), and for the period from March 11, 2011 (inception) through September 30, 2012 (unaudited).	4

Consolidated Statement of Stockholders' Deficit for the period from March 11, 2011 (inception) to December 31, 2011 and for the nine months ended September 30, 2012 (unaudited).	5

Consolidated Statements of Cash Flows for the period from March 11, 2011 (inception) through December 31, 2011, for the nine months ended September 30, 2012 (unaudited), for the period from March 11, 2011 (inception) through September 30, 2011(unauditied) for the period from March 11, 2011 (inception) through September 30, 2012 (unaudited).	6

Notes to Consolidated Financial Statements	7-17

INDEPENDENT ACCOUNTANTS’ REPORT

To the Stockholders of
Retrophin, LLC

We have audited the accompanying balance sheet of Retrophin, Inc. (a development stage company)  (the “Company”) as of December 31, 2011 and the related statements of operations, changes in stockholder's deficiency and cash flows for the period from March 11, 2011 (inception) through December 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted accounting standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Retrophin, Inc (a development stage company) as of December 31, 2011, and the results of its operations and its cash flows for the period from March 11, 2011 (inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise with no revenues, historical losses and limited capital resources.  The Company, as a development stage enterprise, is subject to risks and uncertainties as to whether it will be able to raise capital and commence its planned operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters also are described in Note 1. The financial statements do not include any adjustments relating to the recovery of assets or classification of liabilities might be necessary should the Company be unable to continue as a going concern.

/s/ Marcum LLP

New York, NY
December 18, 2012

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET

	September 30, 2012	December 31,
	(unaudited)	2011
Assets

Current assets
Cash	$2,189	$10,053
Due from related parties	3,300	-
Prepaid expenses	30,431	-
Other current assets	15,781	7,000
Total current assets	51,701	17,053

Property and equipment, net	9,037	2,517
Technology license, net	2,386,952	-
Total assets	$2,447,690	$19,570

Liabilities and Stockholders' Deficit

Liabilities
Technology license liability	$1,300,000	$-
Accounts payable	368,488	340,134
Accrued compensation	525,372	169,721
Accrued expenses	230,452	-
Accrued interest	60,794	-
Due to related parties	16,500	46,000
Notes payable - related parties	914,764	-
Total liabilities	3,416,370	555,855

Stockholders' Deficit
Preferred stock $0.001 par value; 3,000,000 shares authorized, currently designated in the following class:
Series A 700,000 authorized; 127,041 and 41,500 issued and outstanding at September 30, 2012 and December 31, 2011, respectively (aggregate liquidation value of $7,338,320 and $1,660,000, respectively)	127	41
Common stock $0.001 par value; 8,000,000 authorized; 754,576 and 429,875 issued and outstanding at September 30, 2012 and December 31, 2011, respectively	754	430
Additional paid in capital	19,545,693	2,766,500
Receivables due from stockholder	(434,329)	(35,000)
Deficit accumulated during the development stage	(20,080,925)	(3,268,256)
Total stockholders' deficit	(968,680)	(536,285)
Total liabilities and stockholders' deficit	$2,447,690	$19,570

The accompanying notes are an integral part of these consolidated financial statements.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the period March 11, 2011 (inception) through December 31,	For the nine months ended September 30, 2012	For the period from March 11, 2011 (inception) through September 30, 2011	For the period from March 11, 2011 (inception) through September 30, 2012
	2011	(unaudited)	(unaudited)	(unaudited)
Operating expenses
Compensation and related costs - inclusive of share based compensation $1,724,967, $7,724,150, $1,155,533, and $9,449,117	$2,227,203	$8,371,481	$1,602,937	$10,598,684
Professional fees - inclusive of share based compensation $254,332, $6,290,252, $127,333 and $6,544,584	909,681	8,048,788	547,270	8,958,469
Selling, general and administrative	63,812	274,622	45,375	338,434
Rent expense	63,000	63,000	49,000	126,000
Total operating expenses	3,263,696	16,757,891	2,244,582	20,021,587

Other income (expense)
Interest income	75	15,781	75	15,856
Loss on foreign exchange transactions	(4,635)	-	(4,635)	(4,635)
Interest expense	-	(70,559)	-	(70,559)
Total other expense	(4,560)	(54,778)	(4,560)	(59,338)

Net loss	$(3,268,256)	$(16,812,669)	$(2,249,142)	$(20,080,925)

The accompanying notes are an integral part of these consolidated financial statements.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Series A Preferred Stock		Common Stock		Additional paid-in	Receivables due from	Accumulated	Total Stockholder's
	Shares	Amount	Shares	Amount	capital	stockholder	(Deficit)	(Deficit)
Balance - March 11, 2011 (inception)	-	$-	-	$-	$-	$-	$-	$-
Issuance of common shares ($.08 per share)	-	-	321,660	322	24,678	(25,000)	-	-
Issuance of common shares to founders in connection with the initial capital contribution ($.01 per share)	-	-	10,000	10	90	-	-	100
Share based compensation - employees	-	-	90,048	90	1,815,877	-	-	1,815,967
Share based compensation - non employees	-	-	8,167	8	163,324	-	-	163,332
Issuance of shares in connection with March 2011 private placement, net of fees of $66,061 ($20 per share)	-	-	36,250	36	658,903	-	-	658,939
Exchange of Series A preferred for common shares	36,250	36	(36,250)	(36)	-	-	-	-
Issuance of Series A preferred in connection with March 2011 private placement, net of fees of $1,367 ($20 per share)	5,250	5	-	-	103,628	-	-	103,633
Loan made to stockholder	-	-	-	-	-	(10,000)	-	(10,000)
Net loss	-	-	-	-	-	-	(3,268,256)	(3,268,256)
Balance - December 31, 2011 (audited)	41,500	$41	429,875	$430	$2,766,500	$(35,000)	$(3,268,256)	$(536,285)
Issuance of Series A preferred in connection with January 2012 private placement, net of fees of $60,442 ($40 per share)	46,709	47	-	-	1,806,629	-	-	1,806,676
Issuance of Series A preferred in connection with May 2012 private placement, net of fees of $12,275 ($25 per share)	38,832	39	-	-	958,486	-	-	958,525
Share issued to consultants by founder for services	-	-	-	-	4,400,000	-	-	4,400,000
Share based compensation - employees	-	-	293,108	293	7,723,857	-	-	7,790,150
Share based compensation - non employees	-	-	31,593	31	1,890,221	-	-	1,890,252
Loans made to stockholder	-	-	-	-	-	(399,329)	-	(399,329)
Net loss	-	-	-	-	-	-	(16,812,669)	(16,812,669)
Balance - September 30, 2012 (unaudited)	127,041	$127	754,576	$754	$19,545,693	$(434,329)	$(20,080,925)	$(968,680)

The accompanying notes are an integral part of these consolidated financial statements.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the period from March 11, 2011 (inception) through	For the nine months ended September 30,	For the period from March 11, 2011 (inception) through	For the period from March 11, 2011 (inception) through September 30,
	December 31,	2012	September 31,	2012
	2011	(unaudited)	2011	(unaudited)
Cash Flows From Operating Activities
Net loss	$(3,268,256)	$(16,812,669)	$(2,249,142)	$(20,080,925)
Adjustments to reconcile net loss to net cash used in operating activities:				-
Depreciation and amortization	355	73,417	156	73,772
Share based compensation - employees	1,724,967	7,724,150	1,155,533	9,449,117
Share based compensation - non-employees	254,332	6,290,252	127,333	6,544,584
Changes in operating assets and liabilities
Prepaid license expense	-	(30,431)	-	(30,431)
Other assets	(7,000)	(8,781)	-	(15,781)
Accounts payable	340,134	28,354	219,501	368,488
Accrued expenses	169,721	646,897	65,851	816,618
Net cash (used) in operating activities	(785,747)	(2,088,811)	(680,768)	(2,874,558)

Cash Flows From Investing Activities
Purchase of fixed assets	(2,872)	(8,471)	(2,186)	(11,343)
Purchase of intangible assets		(1,158,418)	-	(1,158,418)
Due from related parties	-	(2,800)	(9,000)	(2,800)
Loans made to stockholder	(10,000)	(399,329)	-	(409,329)
Net cash (used) in investing activities	(12,872)	(1,569,018)	(11,186)	(1,581,890)

Cash Flows From Financing Activities
Proceeds from advances from related parties	46,000	-	-	46,000
Repayment of advances receivable from related parties	-	(30,000)	-	(30,000)
Proceeds from note payable - related party	-	930,000	-	930,000
Repayment of note payable - related party	-	(15,236)	-	(15,236)
Proceeds received from issuances of preferred stock, net	762,572	2,765,201	708,306	3,527,773
Proceeds received from issuances of common stock	100	-	100	100
Net cash provided in financing activities	808,672	3,649,965	708,406	4,458,637

Net decrease in cash	10,053	(7,864)	16,452	2,189
Cash, beginning of period	-	10,053	-	-

Cash, end of period	$10,053	$2,189	$16,452	2,189

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$9,764	$-	$9,764
Issuance of common stock for subscription receivable	$25,000	$-	$25,000	$25,000
Reclassification of due from related parties	$-	$500	$-	$500
Technology license liability	$	$1,300,000	$-	$1,300,000

The accompanying notes are an integral part of these consolidated financial statements.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

NOTE 1.   DESCRIPTION OF BUSINESS AND LIQUIDITY MATTERS

Business

Retrophin, Inc. (the “Company”) (previously Retrophin, LLC) is an emerging biotechnology company dedicated to developing drugs for rare and life-threatening diseases. The Company's primary business objective is to develop and commercialize therapies for orphan diseases, such as Duchenne muscular dystrophy, or DMD.  The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company was organized as a Delaware limited liability company, Retrophin, LLC, on March 11, 2011 (“Inception”). On September 20, 2012, the Company filed a Certificate of Conversion to change its legal form of organization from a limited liability company to a corporation in the State of Delaware. This conversion (as more fully described in Note 5) is considered a recapitalization of the equity structure of the Company. The financial statements have been presented to retroactively reflect this change as if it had occurred at the inception of the Company.

On September 13, 2012, the Company formed a new entity, Retrophin Pharmaceutical, Inc., a Delaware corporation and a wholly-owned subsidiary of Retrophin, Inc.

The Company has no significant operating history and from March 11, 2011 (“inception”) to September 30, 2012, the Company has generated no revenues.

Liquidity and Financial Condition and Management’s Plans

The Company incurred a net loss of approximately $20.1 million for the period from March 11, 2011 (inception) to September 30, 2012.  At September 30, 2012 and December 31, 2011, the Company had $2,189 and $10,053, respectively, of cash and working capital deficiency of approximately $3,365,000 and $539,000, respectively. The Company’s accumulated deficit amounted to approximately $20,080,925 and $3,268,000 at September 30, 2012 and December 31, 2011, respectively.

The Company has principally financed its operations from inception using proceeds from sales of its equity securities in a series of private placement transactions (see Note 6). The Company to date has no revenues, significantly limited capital resources and is subject to all of the risks and uncertainties that are typical of a development stage enterprise. Significant uncertainties include, among others, whether it will be able to raise the capital it needs to finance the start of its planned operations and whether such operations, if launched, will enable the Company to become a profitable enterprise.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes the Company’s ability to continue its operations depend on its ability to raise capital.  The Company entered into a licensing agreement providing it with the use of certain patented technology.  The Company is currently developing pre-clinical and clinical studies of potential drug candidates to be derived from these technologies.  The licensing agreement described in Note 3 also enables the Company to sell the licensed technology as a research product or sublicense the technology to other third parties in addition to, or as alternative sources of revenue to its own product development efforts.  The Company’s future depends on the costs, timing, and outcome of regulatory reviews of its product candidates and the costs of commercialization activities, including product marketing, sales and distribution.  The Company expects to finance its needs for liquidity through private equity offerings and debt financings, corporate collaboration and licensing arrangements and grants from patient advocacy groups, foundations and government agencies. Although management believes that the Company has access to capital resources, there are no commitments for financing in place at this time, nor can management provide any assurance that such financing will be available on commercially acceptable terms, if at all.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying unaudited financial statements follows:

Principles of Consolidation

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

The consolidated financial statements represent the consolidation of the accounts of the Company and its subsidiaries in conformity with U.S. GAAP. All intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated companies (generally 20 to 50 percent ownership), in which the Company has the ability to exercise significant influence, but neither has a controlling interest nor is the primary beneficiary, are accounted for under the equity method. Investments in entities in which the Company does not have the ability to exercise significant influence are accounted for under the cost method. Under certain criteria indicated in Financial Accounting Standards Board (“FASB”)—Accounting Standards Codification (“ASC”) Topic 810—Consolidation, a partially-owned affiliate would be consolidated when it has less than a 50% ownership if the Company was the primary beneficiary of that entity. At the present time, the Company has no interests in variable interest entities.

Unaudited Interim Results

The accompanying unaudited condensed consolidated financial statements as of September 30, 2012 and for the nine month period then ended and for the period of March 11, 2011 (inception) through September 30, 2011 have been prepared in accordance with U.S. GAAP for interim financial information. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included in the unaudited interim financial statements. Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ended December 31, 2012. The interim financial statements should be read in conjunction with the Company’s audited financial statements for the period March 11, 2011 (inception) through December 31, 2011 included herein.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash instruments with maturities of less than three months when purchased to be cash equivalents.  There are no cash equivalents as of the balance sheet date.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided for using the straight-line method over the estimated useful life of the assets.  At September 30, 2012 and December 31, 2011, property and equipment consisted of computers with an estimated useful life of three years and leasehold improvements with an estimated life of four years.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation — Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including units issued under employee unit purchase plans and stock incentive units. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Non-Employee Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC 505, Share Based Payments to Non-Employees, and ASC 718 which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest. Non-employee stock-based compensation charges are being amortized over their respective contractual vesting periods.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s unaudited financial statements. Since the Company was incorporated on March 11, 2011, all of its years of operations will be subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from March 11, 2011 (inception) through September 30, 2012. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Prior to conversion into a corporation on September 20, 2012, as a limited liability company, the Company is treated as a partnership for Federal and state income tax purposes. Accordingly, no provision has been made for Federal and state income taxes in the accompanying financial statements, since all items of income or loss are required to be reported on the income tax returns of the members, who are responsible for any taxes thereon. Profits and losses are allocated based upon capital in accordance with the permissible methods under Internal Revenue Code Section 706.

The Company is subject to the New York City Unincorporated Business Tax through September 19, 2012. Subsequent to Company’s conversion to a corporation from a limited liability company on September 20, 2012, the Company will report and pay taxes based on its income or loss.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Foreign Currency Translation and Remeasurement

Under ASC 830 Foreign Currency Matters, functional currency assets and liabilities are translated into the reporting currency, US Dollars, using period end rates of exchange and the related translation adjustments are recorded as a separate component of accumulated other comprehensive income. Functional statements of operations amounts expressed in functional currencies are translated using average exchange rates for the respective periods. Remeasurement adjustments and gains or losses resulting from foreign currency transactions are recorded as foreign exchange gains or losses in the unaudited statement of operations.

Research and Development Costs:

Research and development costs are charged to operations as incurred and consist primarily of consulting services. For the nine months ended September 30, 2012, for the period from March 11, 2011 (inception) through September 30 , 2011,  for the period from March 11, 2011 (inception) through December 31, 2012 and for the period from March 11, 2011 (inception) through September 30, 2012, the Company incurred approximately $269,000, $238,000, $353,000, and $622,000, respectively, relating to research and development costs that are included in professional fees in the accompanying unaudited statement of operations.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a significant effect on the accompanying financial statements.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

NOTE 3.  LICENSE AGREEEMNT

On February 16, 2012 the Company entered into an agreement pursuant to which a biotech company (‘the Sublicensor’) with license rights to certain drug technologies agreed to grant us a worldwide sublicense for the development, manufacture and commercialization of RE-021 (DARA). The licensing agreement also enables the Company to sell the licensed technology as a research product or sublicense the technology to other third parties as potential sources of revenue. Under the license agreement, Sublicensor is obligated to transfer to the Company  certain information, records, regulatory filings, materials and inventory controlled by Sublicensor and relating to or useful for developing RE-021. The Company must use commercially reasonable efforts to develop and commercialize RE-021 in specified major market countries and other countries in which the Company believes it is commercially reasonable to develop and commercialize such products. The agreement shall continue until neither party has any obligations under the agreement to make payments to the other party.

In accordance with the agreement, the Company is obligated to make two equal non-refundable payments totaling $2,300,000, with the first payment due upon execution and the second payment by August 30, 2012. As of September 20, 2012, the Company has recognized $2,450,000 as a License Agreement which is presented in the accompanying consolidated balance sheet as an intangible and is being amortized on a straight line basis over the period from when the payments are due through the term of the License Agreement which is September 30, 2023. As of September 30, 2012 payments of $1,150,000 were made and the remaining balance which was due on September 30, 2012 was extended to December 21, 2012 by the Sublicensor with the condition that the payment was increased to $1,300,000. The Company has recorded the second payment obligation of $1,300,000 is presented as a liability in the accompanying consolidated balance sheet at September 30, 2012.  For the nine months ended September 30, 2012, the Company recognized amortization expense of the license related to this agreement totaling $71,466.

In addition, the Company is obligated to make series of milestone payments upon the achievement of each development milestone events set forth in the sublicense agreement which could amount to an aggregate of up to $104.4 million.  Milestone payments as they become due, will be recognized as license expense, pro-rata over the period through September 2023.

Per the sublicense agreement, starting from the first commercial sale of any licensed product (as defined in the agreement), the Company is obligated to pay the Sublicensor royalty payments equal to 15% of annual worldwide net sales of licensed product up to $300,000. For worldwide net sales of licensed product exceeding $300,000, a royalty percentage of 17% is applied. Royalties are payable on a quarterly basis, and are payable on a product-by-product and country-by country basis on the net sales of licensed products. Royalties terms will be in effect until the later of (i) ten years after the first commercial sale of any licensed product in such country or (ii) the expiration of any patent rights licensed under the license agreement (iii) the expiration of all periods of market exclusivity. Currently, the last to expire issued patent covered by such arrangement expires in September 2023; however, the Company expects such date may be extended by patent-term extensions. The sublicense agreement contains other customary clauses and terms as are common in similar agreements in the industry.

In the event the Company’s Exit Transaction defined in the agreement as (i) sale of all or substantially all of the Company’s assets or business or (ii) a merger, reorganization or consolidation involving the Company in which the stockholders or members of the Company immediately prior to such transaction cease to own collectively a majority of the voting equity securities or membership interests of a successor entity or (iii) a registered public offering of Company's common stock under the Securities Act of 1933 or (iv) a reverse merger of Company into an existing public company), the Company is obligated to pay the Sublicensor $1,500,000 no later than fifteen business days prior to the closing of the Exit Transaction. The Company has an option to issue capital stock in lieu of a cash payment to the Sublicensor. Should the Company choose to issue capital stocks, the number of shares of capital stock issue shall be equal to $1,500,000 divided by the per share price of the capital stock to be agreed upon between the Company and the Sublicensor on the date such election is made.

NOTE 4.   NOTES PAYABLE

Note Payable - related party

On February 1, 2012, the Company entered into a secured promissory note with a related party in the amount of $900,000, with an interest rate of 12% per annum, compounded annually.  The note plus accrued unpaid interest shall become due i) on or prior to December 31, 2012 or ii) upon consummation of a Sale of the Company (a) acquire a majority of the outstanding equity securities or (b) all or substantially all of the Company's assets on a consolidated basis.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

In addition, the Company has the right to repay a portion of the outstanding obligation without penalty or premium. The repayment amount shall be applied in the following order: (i) any expenses to be reimbursed to the related party, (ii) all unpaid interest through the date of repayment and (iii) against the principal amount.  On March 5, 2012, an aggregate payment of $25,000 was made by the Company, of which $9,764 was applied to accrued interest and the remaining balance of $15,236 was applied to the principal balance. The remaining principle balance of this note amounts to $884,764 as of September 30, 2012.

Note Payable - employee

On September 30 2012, the Company received an advance of $30,000 from a related party in the form of a promissory note, with an interest rate of 15% per annum, compounded annually. The note expires on the earlier of i) December 31, 2012 or ii) upon a significant change in the Company’s ownership (as defined in the promissory note). Payments of $35,000 plus any unpaid interest shall become due on the expiration date.

The accrued interest at September 31, 2012, and December 31, 2011 was $60,794, and $0, respectively.

Interest expense recognized for the nine months ended September 31, 2012, for the period from March 11, 2011 (inception) through September 30 , 2011,  for the period from March 11, 2011 (inception) through December 31, 2011 and for the period from March 11, 2011 (inception) through September 30, 2012, and 2011 was $70,559, $0, $0 and $70,559, respectively.

NOTE 5.   RELATED PARTY TRANSACTIONS

During March 2011, the Company began subleasing office space from a company related through common ownership, see Note 6.

In October and November 2011, the Company was advanced $7,500, from a company related through common ownership. The advance is due on demand.

In November 2011, the Company was advanced $30,000 from a company related through common ownership.  The advances were repaid in February 2012.

On December 8, 2011, the Company received advances of funds aggregating $8,500 from entities related through common ownership. The advances are due on demand. Balance remaining at September 30, 2012 was $5,700.

NOTE 6.   STOCKHOLDERS DEFICIT

Capital Structure

At Inception, the limited liability company agreement authorized that the initial number of total Units available are 27,000,000, of which 2,000,000 Units are Class A Common Units and 25,000,000 Units are Class B Common Units.   Class B Common Units shall have reserved for issuance 5,000,000 Incentive Units and the remainder may be issued as Investment units.  On June 30, 2011, this agreement was amended to decrease the authorized Class B Common Units from 25,000,000 to 10,000,000 Units, of which 5,000,000 shall continue to be reserved as Incentive Units.  In addition, a new class of units was authorized allowing 15,000,000 Preferred Units, of which 100,000 Units shall be designed as Series A Preferred.

On September 20, 2012, the Company filed a Certificate of Conversion to change the Company's form of legal organization from a limited liability company to a corporation. Concurrently, the Company amended its Certificate of Incorporation to authorize the issuance of 11,000,000 shares, of which 8,000,000 shares have been designated as Common Stock and 3,000,000 shares have been designated as Preferred Stock, with both classes having a par value of $0.001 per share. For the Preferred Stock 700,000 shares shall be designated as Series A Preferred Stock.  The holders of Preferred Stock and Common Stock are entitled to one vote per share. The Company effectuated the conversions of Class A Common Units to Common Stock and Series A Preferred Units to Preferred Stock, both at ratios of 1 to 1. Additionally the amendment called for the Company to convert each issued, outstanding and vested class B Common Unit into a number of shares of Common Stock equal to the number of vested Class B Common Units multiplied by i) the difference of (a) $60 minus (b) the Distribution Threshold Amount for such Incentive Units divided by ii) $60 per share.  As a result of the conversion, the Company issued 432,915 of common stock for 479,835 of vested Class B common units and shall issue 186,516 of common stock for 261,838 of unvested Class B common units as they become vested.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

Common Stock

The holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of our common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then- outstanding preferred stockholders are paid. Our certificate of incorporation does not provide our common stock with any redemption, conversion or preemptive rights.

Preferred Stock

The holders of our preferred stock are entitled to one vote per share on matters on which our common stockholders vote. Holders of our preferred stock have a liquidation, redemption, conversion and preemptive rights. If we liquidate or dissolve, holders of our preferred stock are entitled liquidation preference owed to them and are able to share ratably in our assets on a as converted basis.

Issuances

Common Stock

On March 30, 2011, the Company issued to its founder 321,660 shares of Common Stock for a $25,000 capital contribution.

On March 31, 2011, the Company issued to a member 10,000 shares of Common Stock for a $100 capital contribution.

Private Placement Offering - March 2011

On March 31, 2011, the Company offered for sale, pursuant to a Private Placement Memorandum ("PPM"), up to 100,000 of the Company's Common Stock at $20 per share, for an aggregate offering price of $2,000,000.  The Common Stock was entitled to one (1) vote per each unit outstanding.  The termination date of this offer was originally May 3, 2011. On June 15, 2011, the PPM was restated to extend the termination date to August 31, 2011.

In April, May and June 2011, the Company sold 36,250 Shares of Common Stock in a private placement for $20 per share, yielding aggregate proceeds of $725,000.  In addition, the Company incurred aggregate fees of $66,061 in connection with the private placement. These common shares were subsequently exchanged for Series A Preferred shares.

Incentive Stock Awards

Since Inception, the Company entered into various incentive unit agreements for issuances of Incentive Common Shares with certain individuals for future services (see note 7).

Preferred Stock

On June 30, 2011, the Company amended its PPM to sell a new series of units of membership interest known as the "Series A Preferred Stock," instead of common stock. The Series A Preferred Shares have a liquidation priority over the Common Shares with a preference equal to two (2) times the amount originally invested in such shares (including any prior cash distributions of any operating profits) before any amounts are paid with respect to any Common Stock.  In conjunction with the amended PPM, the Company amended the subscription agreements of the prior Common Stockholders and changed the Stock ownership to the newly issued Series A Preferred Stocks.

In July, October and December 2011, the Company sold 5,250 shares of Series A Preferred Stock related to the amended private placement for $20 per share, yielding aggregate proceeds of $105,000 of which 1,500 shares sold and $30,000 proceeds were from a related party through common ownership.  In addition, the Company incurred aggregate fees of $1,367 in connection with the private placement.

On January 25, 2012, the Company, in connection with a January 2012 private placement offered for sale up to 125,000 shares of the Company’s Series A Preferred Shares at $40 per share with similar terms and conditions as the amended PPM.

From January 1, 2012 through May 14, 2012, the Company sold 46,709 shares of Series A Preferred Stock related to the January 2012 private placement at $40 per Share, yielding aggregate proceeds of $1,868,353 of which 18,309 shares sold and $732,353 proceeds were from a related party through common ownership. In addition, the Company incurred aggregate fees of $61,677 in connection with the private placement.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

On May 18, 2012, the Company, in connection with the May 2012 private placement, offered for sale up to 125,000 shares of the Company’s Series A Preferred Stock at $80 per share with similar terms and conditions as the amended PPM.

On September 20, 2012, the Company amended its May 2012 private placement selling price of the Preferred Shares from $80 per share to $25 per share as a result of a resolution of the Company's board. This resolution was determined as a result of market conditions.

From May 31, 2012 through September 25, 2012, the Company sold 38,832 shares of the Series A Preferred Stock related to May 2012 private placement at $25 per share, yielding aggregate proceeds of $970,800 of which 26,432 shares sold and $660,800 proceeds were from a related party through common ownership. In addition, the Company incurred aggregate fees of $12,275 in connection with the private placement.

Capital Contributions of Common Shares by Founder

In April 2012, the Company’s founding stockholder personally  transferred 60,000 shares of his common stock to third party consultant for advisory services provided to the company.  In September 2012, the company's founder personally transferred 50,000 shares of his common stock to a newly hired executive (Note 8) in exchange for his acceptance of a position as Chairman of the Board of Directors, effective immediately, and Chief Executive Officer. The shares which have an aggregate value of $4,400,000 are fully vested and non-forfeitable.

Liquidation Preference

Upon liquidation, Series A Preferred Stock have a liquidation priority over Preferred Stock and Common Stock and a liquidation preference equal to two (2) times the amount originally invested by the holder of Series A Preferred Stock in Retrophin, LLC the predecessor of Retrophin, Inc. before any amounts are paid with respect to any Preferred Stock and Common Shares.

Receivables from Shareholders

In November of 2011, the Company advanced $10,000 to a related party, with an interest rate of 0.001% and a five year term. The advance is classified as a note receivable from related party on the balance sheet at December 31, 2011 and is due on November 3, 2016. The note is classified as a reduction of stockholders' equity in the accompanying consolidated balance sheet.

On February 3, 2012, the Company entered into a note receivable with a related party in the amount of $200,000.  The note receivable is unsecured, bearing an interest rate of 12% per annum and due to mature on February 3, 2013. The note is classified as a reduction of stockholders' equity in the accompanying consolidated balance sheet.

During the nine months ended September 30, 2012, the Company advanced one of the Shareholders whom the Company sublets its office space $199,329 of payments. (See Note 8)

NOTE 7.   INCENTIVE SHARES

On March 31, 2011, the Company granted 369,860 incentive shares to several executive and non-executive employees, and  certain consultants, with an aggregate fair value of $7,397,200 or $20 per share. The incentive shares vested on the final day of each calendar quarter over three years, commencing on June 30, 2011. On September 11, 2012, the Company accelerated the vesting of 187,635 shares issued to its founder and Chief Executive Officer, which resulted in a charge of $3,216,600 included in compensation and related costs in the accompanying unaudited statement of operations.

In August and November 2011, the Company granted an aggregate of 58,000 incentive shares to two consultants, with an aggregate fair value of $1,160,000 or $20 per share, for consulting services. The incentive shares vested on the final day of each calendar quarter over three years, commencing on June 30, 2011 and December 31, 2011.

In January 2012, the Company granted 165,320 incentive shares to the Chief Executive Officer an employee and a consultant, with an aggregate fair value of $9,919,200 or $60 per share. The incentive shares vested on the final day of each calendar quarter over three years, commencing on March 31, 2012. On September 11, 2012, the Company immediately vested the Chief Executive Officer unvested incentive shares totaling 5,637 for continuing services.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

On March 7, 2012, the Company granted 16,667 incentive shares to a third party consultant, with an aggregate fair value of $2,000,000 or approximately $120 per share, for consulting services. The incentive shares vested (i) 50% immediately and (ii) on the final day of each calendar quarter over two years, commencing on March 31, 2012.

On July 7, 2012, the Company granted 8,750 incentive shares to an employee, with an aggregate fair value of 375,000 or approximately $43 per share. The incentive shares vested on the final day of each calendar quarter over three years, commencing on September 31, 2012.

For the nine months ended September 30, 2012, for the period from March 11, 2011 (inception) through September 30, 2011, for the period from March 11, 2011 (inception) through December 31, 2011 and for the period from March 11, 2011 (inception) through September 30, 2012, the Company recognized $9,614,402, $1,282,867, $1,979,299 and $11,593,702 as compensation expense in the consolidated statements of operations, respectively. Share compensation for non-employee awards subject to vesting is being accrued at current fair value as of September 30, 2012, there was approximately $9,085,950 of unrecognized compensation cost related to incentive shares issued.

	Shares	Weighted Average Fair Value
Unvested March 11, 2011 ("inception")	-	$-
Granted	427,860	20.00
Vested	(98,215)	20.00
Forfeited	9,167

Unvested December 31, 2011	320,478	$20.00
Granted	190,737	39.31
Vested	(324,701)	23.91
Forfeited	-	-

Unvested September 30, 2012	186,514	34.05

All of the Company’s share based payments were originally issued as Retrophin LLC Class B incentive units that represent a profits interest up through the date of the Company’s conversion to a C Corporation, which was structured as a tax free exchange transaction.

Shares granted as incentive shares were originally subject to certain conditions at the time of grant.  Such condiions specified that the occurrence of a Termination Event, as defined in the amended operating agreement the Company shall have the right, but not the obligation, to repurchase, all, but not less than all, of the vested incentive shares owned by such incentive shareholder, at a purchase price based on the fair market value of the incentive shares determined in good faith by the Board of Directors. The aforementioned repurchase option was rescinded upon the Company’s conversion to a corporation.

NOTE 8.   COMMITMENTS AND CONTINGENCIES

Sublease

During March 2011, the Company began subleasing offices on a month -to-month basis for $7,000 per month.  On June 31, 2011, the Company entered into a sublease agreement with a company affiliated by common ownership, where the Company will pay $7,000 a month or 75% of the space used, pro-rated, according to the aggregate cost of the shared offices with the affiliated entities of the related party leasing company, whichever is greater.  According to the agreement, the Company is responsible for incidental costs and for rent or lease of office furniture and equipment.  The sublease is on a six month rolling basis and termination of the agreement can be made by a mutual agreement of both parties or by the related party leasing company. The month-to-month lease was terminated in September 2012.

Consulting Agreements

On August 15, 2011, the Company entered into an agreement with a consultant to serve as a senior advisor of strategy assisting in leading the general direction of the Company

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

The agreement’s initial term is for one year and automatically renews on an annual basis. Pursuant to this agreement the compensation to the consultant is comprised of (a) a fee of $37,500 per calendar quarter, payable commencing September 30, 2011, (b)  5,000  shares of the Company Common Stock, which vest over twelve (12) quarters for as long as the agreement remains in effect, and (c) receive 5,000 additional common stock, (i) upon the Company's completion of its initial financing at a pre-financing value of $20 million, and (ii) which vest in accordance with certain schedules of milestones as described in the consulting agreement. At September 30, 2012, the financing and milestones have not yet occurred or been achieved.  For the nine months ended September 30, 2012, for the period from March 11, 2011 (inception) through September 30, 2011, for the period from March 11, 2011 (inception) through December 31, 2011, and for the period from March 11, 2011 (inception) through September 30, 2012, the Company recognized professional expense related to this agreement in the amounts of $37,500, $16,667, $25,000 and $62,500, respectively, of which amounts comprised of fee payable of $117,500 and $75,000 at September 30, 2012 and December 31, 2011, respectively.

On November 1, 2011, the Company granted to the consultant an additional 24,000 shares of common stock, which vest in over twelve (12) calendar quarters commencing December 31, 2011. For the nine months ended September 30, 2012, for the period from March 11, 2011 (inception) through September 30, 2011, for the period from March 11, 2011 (inception) through September 30, 2011, for the period from March 11, 2011 (inception) through December 31, 2011, and for the period from March 11, 2011 (inception) through September 30, 2012, the Company recognized professional expense related to this share based compensation of $180,000, $0, $40,000 and $220,000.

On August 25, 2011, the Company entered into an agreement with a consultant to serve as chief scientific officer of the Company.

The agreement’s initial term is for one year and automatically renews on an annual basis. Pursuant to this agreement the compensation to the consultant is comprised of (a) a fee of $50,000 per calendar quarter, (b) 15,000  incentive shares, which vest over twelve (12) quarters so long as the agreement remains in effect, and (c) receive 14,000 additional incentive shares, (i) upon the Company's completion of its initial financing at a pre-financing value of $20 million, and (ii) which vest in accordance with certain schedules of milestones as described in the consulting agreement.  At September 30, 2012, the financing and milestones have not yet occurred or been achieved. For the nine months ended September 30, 2012, September 30, for the period from March 11, 2011 (inception) through September 30, 2011, for the period from March 11, 2011 (inception) through December 31, 2011, and for the period from March 11, 2011 (inception) through September 30, 2012, the Company recognized professional expense related to this agreement in amounts of $112,500, $50,000, $75,000 and $187,500, respectively, of which amounts comprise of fee payable of $150,000 and $100,000 at September 30, 2012 and December 31, 2011, respectively.

On November 1, 2011, the Company granted to the consultant an additional 14,000 incentive shares, which vest in over twelve (12) calendar quarters commencing December 31, 2011. For the nine months ended September 30, 2012, for the period from March 11, 2011 (inception) through September 30, 2011, for the period from March 11, 2011 (inception) through December 31, 2011, and for the period from March 11, 2011 (inception) through September 30, 2012, the Company recognized professional expense related to this share based compensation of $105,000, $0, $23,333 and $128,333.

Sponsored Research Agreement

On July 1, 2012, the Company entered into a Sponsored Research Agreement with an organization that expires on July 1, 2013, unless extended by written agreement between the parties. The Company has agreed to pay a sponsor fee of $203,169 to the organization to perform the research program stated in the Sponsored Research Agreement. The sponsor fee payments are as follows: $101,855 within 30 days of the execution of the agreement and the remaining $101,854 will be due on January 1, 2013. As of September 30, 2012, the Company included the first payment of $101,854 in accounts payable and accrued expenses, as no payment have been made by the Company.

Sponsor fee totaling $203,169 will be recognized as professional expense, pro-rata over the one year term of the Sponsored Research Agreement. Total professional expense recorded related to the Sponsored Research Agreement totaled $50,788 for the nine months ended September 30, 2012.

Employment agreement

Effective March 1, 2011, the Company entered into a three-year employment agreement with Martin Shkreli, served as the Company's Chief Executive Officer.  The agreement was automatically renewed for an additional three-year period.  The Agreement provides for (a) a base salary of $250,000 per year, (b) annual cash bonus award at the discretion of the Board equal to one month salary, (c) three weeks’ vacation paid per calendar year, (d) accelerated vesting of options in the event of (i) a merger or consolidation, (ii) a sale of all or substantially all of the assets or (iii) any other change in control of the Company, and (e) all group insurance plans and other benefit plans and programs made available to the Company’s management employees.

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

Effective January 1, 2012, the Company and its affiliated companies thru common control entered into a 18 month employment agreement with Jackson Su, served as the Chief Operating Officer of the Company and its affiliated companies.  The Agreement provides for (a) a base salary of $150,000 per year, (b) three weeks’ vacation paid per calendar year, (c) 2,500 Incentive Units of Retrophin, LLC predecessor of Retrophin, Inc (equivalent to 1,667 share of the Company's common stock), 1/12 shall be vest on the last day of each calendar quarter commencing on March 31, 2012 and (d) shall be reimbursed for all healthcare expenses incurred including COBRA payments.

Effective October 16, 2012, the Company and its affiliated companies thru common control entered into a 18 month employment agreement with Steve Aselage, shall served as the Chief Executive Officer of the Company.  The Agreement provides for (a) a base salary of $500,000 per year, (b) eligible each fiscal year from the effective date to earn an annual bonus of up to 50% of annual salary or pro rata portions for any partial fiscal years, subject to the sole discretion of the Board (c) four weeks’ vacation paid per calendar year, and (d) all group insurance plans and other benefit plans and programs made available to the Company’s management employees.  The Agreement was terminated in connection with the Merger.

NOTE 9.    INCOME TAXES

Deferred income taxes reflect temporary differences in the reconciliation of revenue and expenses for tax reporting and financing statement purposes. Temporary differences that give rise to a significant portion of deferred tax assets and liabilities are as follows:

December 31, 2011

New York City UBT net operating loss carryovers	$19,266
Accrual of costs adjustment for accounts payable and accrued expenses	20,394
Organizational costs	3,738
Total deferred tax assets	43,398
Valuation allowance	(43,398)
Deferred tax asset, net of valuation allowance	$-

The income tax provision (benefit) consisted of the following for the period from March 11, 2011 (commencement of operations) to December 31, 2011:

New York City UBT
Current	$-
Deferred	(43,398)
Change in valuation allowance	43,398
Income tax provision (benefit)	$-

Expected tax expenses (benefit) based on the statutory rate is reconciled with actual tax expense (benefit) as follows:

December 31, 2011
U.S. Federal statutory rate	(34.0)%
New York City UBT rate	(4.0)%
Partnership income not subject to federal tax at entity level	34.0%
Change in valuation allowance	1.3%
Other permanent differences	2.7%
Income tax provision (benefit)	0.0%

RETROPHIN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information with respect to the period from March 11, 2011 (inception) through September 30, 2011 is unaudited.

As limited liability company, the Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision has been made for deferral and state income taxes in the accompanying financial statements, since all items of income or loss are required to be reported on the income tax returns of the members, who are responsible for any taxes thereon.

The Company however is subject to the New York City Unincorporated Business Tax (UBT). As of December 31, 2011, the Company has a New York City net operating loss carryover (“NOL”) of approximately $481,658. This NOL will expire in year 2032.

The Company has considered all positive and negative factors in determining if the deferred tax asset is realizable. Based on these factors, management could not conclude that it is more likely than not that the net deferred tax asset will be realized and has established a valuation allowance for the full amount of the deferred tax asset at December 31, 2011. The change in valuation allowance for the period ended December 31, 2011, was $43,398. The Company will maintain the valuation allowance until sufficient evidence exists to support its reversal.

NOTE 9.   SUBSEQUENT EVENTS

During October 2012, the Company entered into a sublease agreement with a company (“Sublessor”) affiliated by common ownership that expires on November 29, 2016. The sublease agreement calls for rent escalations and requires the Company to pay for 50% of utilities incurred by Sublessor.

From October 1, 2012 through December 11, 2012, the Company sold 28,420 shares of the Series A Preferred Stock related to May 2012 private placement at $25 per Unit, yielding aggregate proceeds of $710,500.

The Company has evaluated subsequent events to determine if events or transactions occurring through December 17, 2012, the date of the financial statements were available to be issued, required adjustment to or disclosure in the financial statements.